UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 8, 2016
Date of report (date of earliest event reported)

Raymond James Financial, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-9109	59-1517485
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway St. Petersburg, FL 33716
(Address of Principal Executive Offices)  (Zip Code)

(727) 567-1000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On June 8, 2016, Raymond James Financial, Inc. (the “Company”) entered into the First Amendment to Credit Agreement (the “First Amendment”) with respect to the unsecured Credit Agreement dated as of August 6, 2015 (the “Credit Agreement”) among the Company, the lenders party thereto and Bank of America, N.A., as administrative agent.

The First Amendment amends the Credit Agreement to, among other things, exclude from the calculation of “Consolidated Funded Indebtedness” Federal Home Loan Bank advances to Raymond James Bank National Association in an aggregate amount not to exceed 5% of “Consolidated Total Capitalization”.  Consolidated Funded Indebtedness is used in the calculation of certain financial ratios and covenants in the Credit Agreement.

The above summary of the First Amendment is not complete and is qualified in its entirety by reference to the complete text of the First Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, as well as the complete text of the Credit Agreement, a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K, dated August 6, 2015, and filed with the U.S. Securities and Exchange Commission on August 10, 2015.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.

10.1	First Amendment to Revolving Credit Agreement, dated as of June 8, 2016, among Raymond James Financial, Inc., the Lenders party thereto, and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date:	June 9, 2016	By:	/s/ Jeffrey P. Julien
Jeffrey P. Julien
Executive Vice President - Finance,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Revolving Credit Agreement, dated as of June 8, 2016, among Raymond James Financial, Inc., the Lenders party thereto, and Bank of America, N.A.